As filed with the Securities and Exchange Commission on October 16, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FTD Group, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	87-0719190
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3113 Woodcreek Drive
Downers Grove, Illinois 60515
(630) 719-7800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon R. Burney
Vice President, General Counsel and Secretary
FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515
(630) 719-7800)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard A. Sobel, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
(212) 906-1200

Approximate date of commencement of proposed sale to the public:  From time to time or at one time after the effective date of the Registration Statement as determined by the Registrant.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Unit(1)	Offering Price	Fee
Common Stock, par value $0.01 per share	15,562,695	$16.29	$253,516,301.55	$27,126.24

(1)	Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and based, pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of our common stock on October 10, 2006, which date is within five business days prior to the initial filing of this registration statement, as reported on The New York Stock Exchange.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 13, 2006

PROSPECTUS

15,562,695 Shares

FTD Group, Inc.

Common Stock

The shares of common stock of FTD Group, Inc. covered by this prospectus may be offered and sold to the public by the selling stockholders, from time to time, in one or more offerings. We will not receive any of the proceeds from such sales.

This prospectus provides you with a general description of the shares that may be offered under this prospectus. Each time a selling stockholder offers to sell shares pursuant to this prospectus, the selling stockholder will provide a prospectus supplement that will contain specific information about the terms of that offering. You should carefully read this prospectus and any applicable prospectus supplement before you decide to invest in these securities.

Our common stock is listed on the New York Stock Exchange under the symbol “FTD.” On October 12, 2006, the reported last sale price of our common stock was $16.78 per share.

Before buying any shares, you should carefully consider the risk factors described under the heading “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, the selling stockholders may from time to time offer and sell shares of our common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the shares that the selling stockholders may offer hereunder. Each time the selling stockholders use this prospectus to offer shares of common stock, the selling stockholders will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, including without limitation, adding additional selling stockholders. You should read both this prospectus and any prospectus supplement, together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

Wherever references are made in the prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of post-effective amendments to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders will not make an offer of these securities in any jurisdiction where it is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

i

PROSPECTUS SUMMARY

The summary description of our business and the offering may not contain all the information that may be important to you. You should read this entire prospects, including the information set forth under the heading “Risk Factors” and the financial data and related notes included or incorporated by reference herein, before making an investment decision.

Unless otherwise noted, the terms “FTD Group, Inc.,” “we,” “us” and “our” refer to FTD Group, Inc., formerly known as Mercury Man Holdings Corporation, and its consolidated subsidiaries, and “FTD” refers to FTD, Inc., our wholly owned subsidiary, and its consolidated subsidiaries.

Our Company

Overview

FTD Group, Inc. is a leading provider of floral-related products and services to consumers and retail florists, as well as other retail locations offering floral products, in the U.S., Canada, the U.K. and Ireland. Our business is supported by the highly recognized FTD and Interflora brands. Both brands are supported by the Mercury Man logo, which is displayed in approximately 50,000 floral shops globally. Our consumer businesses operate primarily through the www.ftd.com website in the U.S. and Canada and www.interflora.co.uk website in the U.K. and are complimented by our florist businesses which provide products and services to our independent members.

Our businesses are highly complementary, as floral orders generated by the consumer businesses are delivered by the network of members. We believe that our strong brand name recognition, complementary florist and consumer businesses, extensive customer database of floral and specialty gift consumers and network of members provides us with significant competitive advantages.

Our Principal Stockholder

Our principal stockholder is Green Equity Investors IV, L.P., an affiliate of Leonard Green & Partners, L.P. As of September 30, 2006, Green Equity Investors and its affiliates beneficially owned approximately 54.9% of our outstanding common stock.

The Offering

Under this prospectus, the selling stockholders may, from time to time, sell shares of our common stock in one or more offerings. See “Plan of Distribution” below.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained or incorporated by reference in this prospectus, including the statements under the heading “Risk Factors” in our most recent annual report on Form 10-K, before making your decision to invest in shares of our common stock.

Risks Related to Our Common Stock

Green Equity Investors IV, L.P. has significant voting power and may take actions that may not be in the best interest of our stockholders.

As of September 30, 2006, Green Equity Investors IV, L.P., and an affiliate, owned approximately 54.9% of our outstanding common stock. As a result, Green Equity Investors IV, L.P. has the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. This concentration of control could be disadvantageous to other stockholders with interests different from Green Equity Investors IV, L.P. For example, Green Equity Investors IV, L.P. could delay or prevent an acquisition or merger even if the transaction might be perceived as benefiting other stockholders. In addition, this significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders.

Our common stock price may be volatile.

Our common stock price may fluctuate in response to a number of events, including:

•	our quarterly operating results;

•	our performance during peak seasons;

•	future announcements concerning our business;

•	loss of member florists;

•	changes in financial estimates and recommendations by securities analysts;

•	actions of competitors;

•	changes in strategic relationships;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	changes that affect the supply of flowers;

•	changes in the retail florist industry;

•	general market, economic and political conditions;

•	natural disasters, terrorist attacks and acts of war; and

•	future sales of our common stock by Green Equity Investors IV, L.P. and its affiliates.

Delaware law and our charter documents may impede or discourage a takeover, which could cause the market price of our shares to decline.

Our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law contain provisions that might enable our management to resist a change in control. The provisions might discourage, delay or prevent a change in the ownership of our company or a change in our management. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our common stock. The following are examples of such provisions in our amended and restated certificate of incorporation or our amended and restated bylaws:

•	our board of directors is authorized, without prior stockholder approval, to create and issue preferred stock, commonly referred to as “blank check” preferred stock, with rights senior to those of common stock;

•	nominations for election to our board of directors and the submission of matters to be acted upon by stockholders at a meeting are subject to advance notice requirements;

•	the ability of our stockholders to call special meetings of stockholders is prohibited; and

•	our board of directors is expressly authorized to make, alter or repeal our bylaws.

We are also subject to Section 203 of the Delaware General Corporation Law, which provides, subject to enumerated exceptions, that if a person acquires 15% or more of our voting stock, the person is an “interested stockholder” and may not engage in “business combinations” with us for a period of three years from the time the person acquired 15% or more of our voting stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Statements and financial discussion and analysis contained or incorporated by reference in this prospectus that are not historical facts are forward-looking statements. These forward looking statements include statements regarding our outlook, anticipated revenue growth and profitability; anticipated benefits of our acquisition of Interflora Holdings Limited (“Interflora”), anticipated benefits of investments in new products, programs and offerings and opportunities and trends within both the domestic and international floral businesses, including opportunities to expand these businesses and capitalize on growth opportunities or increase penetration of service offerings. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about our business and industry. Investors are cautioned that actual results could materially differ from those contained in any forward-looking statements as a result of: our ability to acquire and retain FTD and Interflora members and continued recognition by members of the value of our products and services; the acceptance by members of new or modified service offerings recently introduced; our ability to sell additional products and services to FTD and Interflora members; our ability to expand existing marketing partnerships and secure new marketing partners within the domestic and international consumer businesses; the success of our marketing campaigns; the ability to retain customers and maintain average order value within the domestic and international consumer businesses; the existence of failures in our computer systems; competition from existing and potential new competitors; levels of discretionary consumer purchases of flowers and specialty gifts; our ability to manage or reduce our level of expenses within both the domestic and international businesses; actual growth rates for the markets in which we compete compared with forecasted growth rates; our ability to increase capacity and introduce enhancements to our Web sites; our ability to integrate Interflora and additional partners or acquisitions, if any are identified; and other factors described in our most recent annual report on Form 10-K under “Risk Factors,” as well as other potential risks and uncertainties, which are discussed in our reports and documents filed with the Securities and Exchange Commission. We expressly disclaim any obligation to update these forward-looking statements.

USE OF PROCEEDS

The proceeds from the sale of shares of common stock offered pursuant to this prospectus are solely for the account of the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders.

DIVIDEND POLICY

We have not paid cash dividends on our common stock. We currently intend to retain all future earnings, if any, for use in the operation of our business, and we do not anticipate paying cash dividends in the foreseeable future. In addition, FTD’s senior credit facility and the indenture governing FTD’s outstanding senior subordinated notes place limitations on FTD’s ability to pay dividends or make other distributions to us. Any future determination as to the payment of dividends on our common stock will be restricted by these limitations, will be at the discretion of our board of directors and will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant by the board of directors, including the Delaware General Corporation Law, which provides that dividends are only payable out of surplus or current net profits.

SELLING STOCKHOLDERS

Information about the potential selling stockholders who offer securities under the registration statement of which this prospectus is a part will be set forth in prospectus supplements, post-effective amendments and/or filings we make with the SEC under the Securities Exchange Act of 1934 that are incorporated by reference. Each prospectus supplement, post-effective amendment and/or filing under the Securities Exchange Act of 1934 will include the following information:

•	the number of shares of common stock then held by the selling stockholders;

•	the number of shares of common stock then being offered by the selling stockholders; and

•	the number of shares (and, if one percent or more, the percentage) of common stock owned by the selling stockholders after completion of the offering.

The shares described in this prospectus were obtained (i) by the selling stockholders in connection with the acquisition of FTD in 2004 and (ii) by certain selling stockholders in our initial public offering in 2005. The selling stockholders may also include managers and former stockholders of our Interflora subsidiary who acquired their shares in connection with our acquisition of Interflora in 2006, to the extent they exercise “piggyback” registration rights.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholder” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from each selling stockholder as a pledge, gift, partnership distribution or other non-sale related transfer. The number of shares beneficially owned by a selling stockholder will decrease as and when it effects any such transfers. The plan of distribution for the selling stockholders’ shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders hereunder. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling stockholders may also make sales in negotiated transactions. The selling stockholders may offer their shares from time to time pursuant to one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition to the foregoing methods, the selling stockholders may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods described above or any other lawful methods. The selling stockholders may also transfer, donate or assign their shares to lenders, family members and others and each of such persons will be deemed to be a selling stockholder for purposes of this prospectus. The selling stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares of common stock, and if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus; provided however in the event of a pledge or then default on a secured obligation by the selling stockholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of selling stockholders to include the pledgee, secured party or other successors in interest of the selling stockholder under this prospectus.

The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information concerning the issuer, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding certain limitations.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling stockholders may effect such transactions, directly or indirectly, through underwriters, broker-dealers or agents acting on their behalf. In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions).

In offering the shares covered by this prospectus, the selling stockholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

We are required to pay all fees and expenses incident to the registration of the shares.

VALIDITY OF SECURITIES

The validity of our common stock offered by this prospectus will be passed upon for us by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of FTD Group, Inc. appearing in FTD Group, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2006 (including schedules appearing therein), and FTD Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3 to register the securities being offered in this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us or the selling stockholders and the shares of common stock offered in this prospectus, you should refer to the registration statement and its exhibits.

Our annual reports on Form 10-K along with all other reports and amendments filed with or furnished to the SEC are publicly available free of charge on the investor relations section of our website as soon as reasonably practicable after we file such materials with, or furnish them to, the SEC. Our website is located at http://www.ftd.com. The information on our website is not part of this or any other report we file with, or furnish to, the SEC. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also read and copy any documents we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

We are incorporating by reference in this prospectus (and the registration statement of which this prospectus is a part) the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference our documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until all of the securities offered under this prospectus are sold:

•	Our annual report on Form 10-K for the fiscal year ended June 30, 2006;

•	Our current report on Form 8-K/A filed with the SEC on October 10, 2006;

•	Our proxy statement on Schedule 14-A filed with the SEC on October 12, 2006; and

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on February 3, 2005, including any amendment or report filed for the purpose of updating such description.

We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such report.

We will provide a copy of these filings at no cost, upon your request by writing or telephoning us at the following address:

FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515
(630) 719-7800
Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, to be incurred in connection with the distribution of the common stock being registered. All costs and expenses set forth below shall be borne by us. The selling stockholders will pay their own underwriting discounts and commissions.

Amount
Item	to be Paid

SEC registration fee	$27,126
Legal fees and expenses**	$100,000
Accounting fees and expenses**	$100,000
Printing expenses**	$100,000
Miscellaneous**	$50,000

Total	$377,126

**	Estimated and subject to future contingencies.

Item 15.	Indemnification of Directors and Officers.

Article First, subsection (C)(5) of the Registrant’s amended and restated certificate of incorporation eliminates the personal liability of directors to the Registrant or its stockholders, to the fullest extent permitted under the General Corporation Law of the State of Delaware (the “DGCL”).

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

The amended and restated certificate of incorporation and by-laws of the Registrant provide for the indemnification of all officers or directors to the fullest extent permitted by the DGCL and the Registrant’s amended and restated certificate of incorporation. Section 145 of the DGCL provides, in substance, that a Delaware corporation has the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The DGCL also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent. The Registrant has purchased and maintains insurance on behalf of its directors and officers.

Item 16.	Exhibits.

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement*
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Latham & Watkins LLP (included in opinion referenced in 5.1 above).
24.1	Power of Attorney (included on signature page hereto).

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first use after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purposes of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Downers Grove, State of Illinois on the 13th day of October, 2006.

FTD Group, INC.

By:	/s/ Michael J. Soenen
Name: Michael J. Soenen

Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes each of Michael J. Soenen and Becky A. Sheehan such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Soenen Michael J. Soenen	Director, President and Chief Executive Officer (Principal Executive Officer)	October 13, 2006

/s/ Peter J. Nolan Peter J. Nolan	Director, Chairman of the Board of Directors	October 13, 2006

Robert S. Apatoff	Director	October 13, 2006

Adam M. Aron	Director	October 13, 2006

/s/ John M. Baumer John M. Baumer	Director	October 13, 2006

William J. Chardavoyne	Director	October 13, 2006

Signature	Title	Date

/s/ Timothy J. Flynn Timothy J. Flynn	Director	October 13, 2006

Ted C. Nark	Director	October 13, 2006

/s/ Thomas M. White Thomas M. White	Director	October 13, 2006

/s/ Carrie A. Wolfe Carrie A. Wolfe	Director	October 13, 2006

/s/ Becky A. Sheehan Becky A. Sheehan	Chief Financial Officer (Principal Financial and Accounting Officer)	October 13, 2006

EXHIBIT INDEX

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement*
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Latham & Watkins LLP (included in opinion referenced in 5.1 above).
24.1	Power of Attorney (included on signature page hereto).

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.